SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2004

PACIFIC PREMIER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

0-22193

(Commission File No.)

DELAWARE	33-0743196
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1600 Sunflower Ave, Second Floor, Costa Mesa, CA 92626
(Address of Principal Executive Offices)	(Zip Code)

(714) 431-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

ITEM 9.  REGULATION FD DISCLOSURE

On March 31, 2004, Pacific Premier Bancorp, Inc. (“PPBI” or the “Company”) sold its interest in the Residual Interest Certificate from the LIFE Bank Asset-Backed Certificate, Series 1998-1 (the “1998-1 Residual Security”) to Bear, Stearns & Company for $6,300,000. The 1998-1 Residual Security is one of three such securities that comprise the Company’s Participation Contract. The 1998-1 Residual Security represented $4.5 million of the Participation Contract’s recorded value of $6.0 million as of December 31, 2003.  The 1998-1 Residual Security value as of February 29, 2004 was $4.7 million as a result of the accretion income exceeding the cash flows by approximately $200,000 during the first two months of 2004. The resulting gain from the sale is $1.6 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated: March 31, 2004	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
President and Chief Executive Officer